EXHIBIT 10.90


                                   COMMERCIAL
                      CONTRACT TO BUY AND SELL REAL ESTATE

November  17,  1999

1.          PARTIES  AND  PROPERTY.   WMCK  VENTURE  CORPORATION,  a  Delaware
corporation ("Buyer"), agrees to buy, and SASKATCHEWAN INVESTMENTS, INC., a Texas corporation ("Seller"), agrees to sell, on the terms and conditions set forth in this contract ("Contract"), the following described property in the County of Teller, Colorado:

Parcel  1:
----------
The South 75 feet of Lots 1 through 4, inclusive, and the East 19 feet 4 inches of the
South 75 feet of Lot 5 and the North 50 feet of Lots 1 through 4, inclusive, and the
East 19 feet 4 inches of the North 50 feet of Lot 5, all in Block 29, Fremont, now
Cripple  Creek,  in  Teller  County,  Colorado,

                                      and -

Lots 1 through 5, inclusive, Block 2, First Addition to Fremont. now Cripple Creek, in Teller County, Colorado (Parcel 1 and Parcel 2 collectively called the "Property"), together with all:

(i) privileges, easements, rights of ways, access, licenses, franchises, rights, appendages, tenements, hereditaments and other appurtenances thereto;


(ii)  any  and  all  fixtures  and  improvements  thereon;

(iii) any and all development rights and land use permits, if any, in respect thereto; and

(iv) any and all right, title and interest Seller has in and to any and all strips and gores of land, and in, to and under the real property within roads, alleys and access ways serving, abutting and adjoining the real property described above, including, without limitation:
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     (A)     that  portion  of  Outlot A, First Addition to Fremont, now Cripple
Creek,  lying     East  of  the West line of the East 19 feet 4 inches of Lot 5,
Block 29, Fremont, now Cripple Creek. extended South. in Teller County. Colorado ("Outlot A"),

(B) that portion of the alley in First Addition to Fremont lying between Parcel 1 and Parcel 2 above, being more particularly described as that portion of the North half of the alley, lying East of the West line of the East 19 feet 4 inches of Lot 5, Block 29, Fremont, now Cripple Creek extended South, and that portion of the South half of the alley, lying East of the West line of Lot 5, Block 2, First Addition to Fremont, now Cripple Creek, extended North) in Tcller County, Colorado (collectively the "Alley") and

(C) the property to the east ("2nd Street"), which lies between the Property, Outlot A and the Alley, on one hand, and Colorado Highway 67, on the other.

     The parties acknowledge and agree that the description of Outlot A, the Alley and/or 2nd Street may change as a result of proceedings and applications described in paragraph 9(c) below or otherwise. In the event of any such change. the parties agree to amend this Contract accordingly

2.     RESERVED.
3.     PURCHASE  PRICE  AND  TERMS.   The purchase price shall be $1,850,000.00,
payable  in  U.S.  dollars  by  Buyer  as  follows:

(a)     Earnest  Money.

$185,000.00 in the form of a check, as earnest money deposit and part payment of the purchase price, payable to and held by Security Title Guaranty Company ("Title Agent"), in its trust account on behalf of both Seller and Buyer. Title Agent shall invest the earnest money deposit in an interest-bearing account, acceptable to Buyer, established at Community Banks of Colorado - Cripple Creek. All interest earned on the earnest money deposit shall remain the sole and separate property of the Buyer. The Buyer's taxpayer identification number is 84-1247753.

(b)     Cash  at  Closing.

$1,665,000.00, plus closing costs to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan tellers check, and cashier's check (Good Funds).

4.     RESERVED.
5.     RESERVED.
6.     RESERVED.
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7.     NOT  ASSIGNABLE. Except for an assignment by the Buyer to an affiliate of the Buyer which is hereby approved by Seller, this Contract shall not be assignable by Buyer without Seller's prior written consent. In the event of any assignment as hereinbefore contemplated, the Buyer shall not be released from its covenants and undertakings herein and shall remain responsible to Seller. Except as so restricted, this Contract shall enure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

8. EVIDENCE OF TITLE. Seller shall furnish to Buyer at Seller's expense, a current commitment for owner's title insurance policy in an amount equal to the purchase price, on or before December 8, 1999 (Title Deadline). Seller shall cause copies of instruments (or abstracts of instruments) listed in the schedule of requirements ("Requirements") and in the schedule of exceptions (Exceptions) in the title insurance commitment to be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Seller will pay the premium at closing and have the title insurance of First American Title Insurance Company ("Title Company") delivered to Buyer as soon as practicable after closing.

     The parties agree that the deletion of standard exceptions from the title insurance policy shall be a condition of closing. For such purpose, the Buyer shall deliver a copy of the Survey, defined in paragraph 9.(c) below, to the Title Agent and the Seller shall deliver to the Title Company, on or before the Closing Date, the standard affidavit and indemnity agreement required by the Title Company for the deletion of standard exceptions. Further, the parties agree that the issuance of mineral and access endorsement(s) to the title insurance policy by the Title Company shall be a condition of closing; provided, however, the Buyer shall pay the premiums for issuance of such endorsements.

9.     TITLE.
(A) TITLE REVIEW. Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before January 19, 2000, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title, whichever is the last to occur. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.


(B) MATTERS NOT SHOWN BY THE PUBLIC RECORDS. Seller shall deliver to Buyer, on or before the Title Deadline set forth in Section 8, true copies of all leases, agreements, entitlements. permits, studies, reports and surveys in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement. unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on Or before January 19, 2000. If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

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     (C)     The parties acknowledge that Parcel 1 and Parcel 2 of the Property, as  described  in
          paragraph  1  above, are separated by Outlot A (defined in paragraph 1
(iv)(A)  above)
          and by the Alley (defined in paragraph 1 (iv)(B) above), as shown on the recorded plat for First Addition to Fremont, now Cripple Creek, and the survey (the "Survey")
          of the Property prepared by Alfred C. Kroeger of Teller County Land Surveying,
          dated September 23, 1999. In order to gain a contiguity endorsement ("Contiguity
          Endorsement") insuring that Parcel 1 and Parcel 2 are not physically separated:

(i) fee title to Outlot A will need to be obtained by the buyer through acquisition, quiet title action or other appropriate action ("Outlot A Acquisition Condition") and

(ii) the Alley will need to be vacated so that title to the Alley becomes vested in the owner of Parcel 1 and Parcel 2 ("Alley Vacation")

If the Outlot A Acquisition Condition (the Alley Vacation is not a condition of this Contract, provided, however, as set forth in the next subparagraph, Seller agrees to cooperate with the Buyer in the Buyer's efforts to obtain the Alley Vacation) has not been satisfied by March 15, 2000. then, unless:

(i)     Buyer  waives  the  Outlot  A  Acquisition  Condition  or

(ii) Buyer extends the time for satisfaction of the Qutlot A Acquisition Condition, as provided for in the next sentence, by written notice to Seller on or before March 20, 2000,

this Contract shall terminate and the earnest money deposit together with the interest earned thereon shall be returned to the Buyer.


If the Outlot A Acquisition Condition has not been satisfied by March 15, 2000 and provided Buyer gives written notice to Seller on or before March 20, 2000 of Buyer's election to extend the time for satisfaction of such condition, then the time for satisfaction of the Outlet A Acquisition Condition shall be extended to May 15, 2000 and $18,500.00 of the earnest money deposit shall become non-refundable. In the event of such extension, the Closing Date shall be extended to June 14, 2000.

     After the mutual execution of this Contract by Seller and Buyer, the Buyer shall, with reasonable promptness and at the Buyer's expense, commence good faith, diligent efforts to cause the Outlot A Acquisition Condition to be satisfied; provided, however, the determination of the amount of consideration to be paid for the acquisition of Outlot A or, if applicable, the determination of the likelihood of success in prevailing upon a quiet title action or other appropriate action concerning Outlot A shall be reserved to and be made by the Buyer, in the exercise of the Buyers sole discretion. The Seller agrees to reasonably, promptly and in good faith cooperate with the Buyer at the Buyer's expense in the Buyer's efforts:

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
(i)     to  satisfy  the  Outlot  A  Acquisition  Condition;  and

(ii)     to  obtain:

(A)     the  Alley  Vacation;  and

(13)     the  vacation  of  2nd  Street  (defined in paragraph 1 (iv)(C) above),

including, without limitation, acting as the nominal p1aintiff in any quiet title or other proceeding and/or acting as the nominal applicant in any vacation application(s) and/or proceeding(s), and, upon request of the Buyer, allowing the Buyer to be substituted as plaintiff and/or applicant, as the case may be, in such proceedings and/or application(s).

Costs and Indemnity. Buyer agrees to be responsible for all cost and expense required for the Outlot A Acquisition as contemplated herein, for the Alley
Vacation  and  the  vacation  of  2nd  Street.

     Buyer agrees to indemnify and save harmless Seller from all claims, losses, expenses, costs (including, without limitation, attorney fees) which Seller may incur or suffer as a result of the steps taken by Buyer in the Outlot A Acquisition, Alley Vacation and/or the vacation of 2nd Street.

     (d) Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS. EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     In the event the Property is located within a special taxing district and Buyer desires to terminate this Contract as a result, if written notice is given to Seller on or before January 14, 2000, this Contract shall then terminate and the earnest money deposit, together with the interest earned thereon, shall be returned to the Buyer. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.

     (C) RIGHT TO CURE. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection
(a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the Closing Date. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this Contract shall then terminate and the earnest money deposit, together with the interest earned thereon, shall be returned to the Buyer; provided, however, Buyer may, by written notice received by Seller, on or before the Closing Date, waive objection to said unsatisfactory title condition(s).

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
10. INSPECTION. Buyer or any designee, shall have the right to have inspection(s) of the physical condition, including, without limitation, the right to cause an environmental site assessment of the Property to be conducted at Buyer's expense. If written notice of any unsatisfactory physical condition, signed by or on behalf of Buyer, is not received by Seller on or before March 15, 2000 (Objection Deadline), the physical condition of the Property shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before March 31, 2000 (Resolution Deadline), this Contract shall terminate on April 5, 2000: unless, on or before April 5, 2000, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. In the event of termination, the earnest money deposit, together with the interest earned thereon, shall be returned to the Buyer.

     Buyer shall carry out and conduct its inspections at such times and in such a manner that it will not interfere with or disrupt the operations and peaceful enjoyment of the property by the Seller's tenant of the Property.

     Buyer is responsible for and shall pay for any damage which occurs in the Property as a result of inspection of the Property under paragraph 9(b) above and/or this paragraph 10. In addition, Buyer shall indemnify, save and hold Seller and the Property harmless and defend Seller and the Property from any liens, loss, liability or expense, including reasonable attorney's fees and costs, incurred by Seller, or any claims made against Seller and/or the Property, arising from the Buyer's inspecting the Property under paragraph 9(b) above and this paragraph 10.

11. DATE OF CLOSING. The date of closing shall be April 17, 2000, unless extended to June 14, 2000, as provided for in paragraph 9(c) above, (as applicable the "Closing Date"), or by mutual agreement at an earlier date. The hour and place of closing sha1l be as designated by mutual agreement of Buyer and Seller.

12. TRANSFER OF TITLE Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient special warranty deed to Buyer, on closing, conveying the Property and those items of property described in subparagraph (i) and (ii) of paragraph 1 above free and clear of all taxes except the general taxes for the year of closing, and except the matters accepted by the buyer as provided for in the remainder of this paragraph. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except

(i) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a);

(ii)     inclusion  of  the  Property  within  any  special taxing district; and

     (iii)     subject  to  building  and  zoning  regulations.

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
Provided, however, the matters described in clause (iii), immediately preceding, shall be subject to the prior review and approval of Buyer, in the exercise of its sole and unfettered discretion, which approval shall be a condition precedent to the Buyer's obligations hereunder. If written objection as to any of the matters described in said clause, signed by or on behalf of Buyer, is received by Seller on or before March 15, 2000, then this Contract shall terminate and the earnest money deposit, together with the interest earned thereon, shall be returned to the Buyer.

     Seller shall convey to Buyer by bargain and sale deed or quit-claim assignment, with an after-acquired title clause, as applicable, those items of property described in subparagraphs (iii) and (iv) of paragraph 1 above.

13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source

14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein, Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $350.00 and shall be paid at closing one-half by Seller and one-half by Buyer.

15. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, water and sewer charges, shall be prorated to date of closing. The apportionment shall be final.

16. POSSESSION. Possession of the Property shall be delivered to Buyer on the Closing Date free of any leases, tenancies or occupancy rights, if Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $500.00 per day from the date of agreed possession until possession is delivered.

17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this Contract, the Property shall be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted. In the event the property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this Contract may be terminated at the option of Buyer. If terminated by Buyer, the earnest money deposit, together with all interest earned thereon, shall be returned to Buyer. Should Buyer elect to carry out this Contract despite such damage, Buyer shall he entitled to credit for all the insurance proceeds resulting from such damage to the Property, not exceeding, however, the total purchase price. Should service(s), if any, fail or be damaged between the date of this Contract and the Closing Date, then Seller shall be liable for the repair or replacement of service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

18. CONDEMNATION. If any portion of the Property is acquired, or any proceedings commenced to acquire the Property, by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, the Buyer may elect, at its sole option, either:

(i) to terminate this Contract in which case the earnest money deposit, together with all interest carried thereon, shall be immediately returned to Buyer and both Seller and Buyer shall be released from further responsibility hereunder; or

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(ii)     to  waive  its  right  to terminate this Contract and to consummate the transaction contemplated hereby, in which case Seller shall assign to Buyer all of Seller's right to receive the aware or other proceeds, if any, payable as a result of such exercise of the power of eminent domain.


19. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honoured or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

A.     IF  BUYER  IS  1N  DEFAULT:
All payments and things of value received hereunder, except for the interest earned on the earnest money deposit, shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

B.     IF  SELLER  IS  IN  DEFAULT:
Buyer may elect to treat this Contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.


C.     COSTS  AND  EXPENSES:
Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this Contract, the arbitrator or court shall award to the prevailing party, an reasonable costs and expenses, including attorney fees


20. EARNEST MONEY DISPUTE. Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sale discretion, may interplead all parties and deposit any money or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.


21. ALTERNATIVE DISPUTE RESOLUTION: MEDIATION. If a dispute arises between the parties relating to this Contract, the parties agree to submit the dispute to mediation. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediator. If mediation proves unsuccessful, the parties may then proceed with such other means of dispute resolution as they so choose.

22.     ADDITIONAL  PROVISIONS:

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(A)     NOTICES
     All notices hereunder to the respective parties shall he in writing and shall be served by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, or air courier service, or by personal delivery or facsimile machine to the following:
               Seller:          Saskatchewan  Investments,  Inc.
                         6113  -  Harrowgate  Drive
                         Austin,  Texas  78759
                         Phone:  (512)  335-4816  Fax;  (512)  335-6844

with  a  copy  to:

David  M.  Manning,  Q.C.
C/o  Johnson  Ming  Manning
Barristers  and  Solicitors
4th  Floor  4945  -50  Street
Red  Deer.  Alberta  T4N  1Y1
Phone:  (403)  346-5591  Fax:  (403)  346-5599
Buyer:
WMCK  Venture  Corporation
Attention:     Peter  Hoetzinger,  Vice-Chairman
200  East  Bennett  Avenue
Cripple  Creek,  Colorado  80813
Phone:  (719)689-0333
Fax:  (719)  689-9700

with  Copies  to;

Bruce  A.  Kolbezen,  Esq.
Sherman  &  Howard  LLC
90  South  Cascade  Avenue,  Suite  1500
Colorado  Springs,  Colorado  80903
Phone:     (719)  448-4030
Fax:     (719)  635-4576

Any notice to the Seller or Buyer shall be deemed to be given and effective the date hand-delivered or transmitted by facsimile machine (fax) or one business day after deposit with a commercial air courier service guaranteeing next day delivery or three (3) days after deposit in the United States mail. A party may change its place for receipt of any notice by delivering a notice of change of address to the other parry in the aforesaid manner.
                                        9
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(B)     GENERAL  PROVISIONS.

1. Subject to the provisions of this Contract, Seller and Buyer each reserve the right to waive any of the conditions precedent to its respective obligations as set forth herein which conditions are inserted solely for the benefit of Seller or Buyer, as the case may be.

2          The  performance  and  interpretation  of  this  Contract  shall  be controlled  by  the  laws  of  the  State  of  Colorado.

3. This Contract may not be amended or modified except by a written instrument executed by both Seller and Buyer.

4. If any term or provision of this Contract or an application thereof shall be invalid or unenforceable, the remainder of this Contract and the application of any remaining term or provision shall not be affected thereby.

5. Any provision of this Contract, which by its terms requires performance or observance, subsequent to the time of closing, shall be deemed to survive closing and continue to be binding upon Seller and Buyer.

6. Except as otherwise provided in this Contract, all representations, covenants, and warranties contained in this Contract shall survive closing and shall not be merged thereby.

7. This Contract Constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.


23. TERMINATION. In the event this Contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 20.


24. NOTICE OF ACCEPTANCE: COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before December 7, 1999 (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties. Delivery by facsimile of a party's counterpart of this Contract shall be effective as delivery of an original contract.

BUYER.

WMCK  VENTURE  CORPORATION,
a  Delaware  corporation
By:  /s/  Erwin  Haitzmann
     ---------------------

Erwin  Haitzmann,  Chief  Executive  Officer

Date  of  Buyer's  signature  December  3,  1999

SELLER

SAKATCHEWAN  INVESTMENTS,  INC.
A  Texas  corporation

By:  /s/  V.  G.  Walls
     ------------------
Name:  V.  G.  Walls
Its:  President

Date  of  Seller's  signature  December  6,  1999
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